UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2023

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2023, First Wave BioPharma, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved (1) the Authorized Share Increase Proposal, as defined below, and (2) the Reverse Stock Split Proposal, as defined below, thereby granting the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 (the “Common Stock”), through an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), at a ratio of not less than 1-for-10 and not more than 1-for-20, with such ratio to be determined by the Board.

On December 13, 2023, the Company filed the Amendment to its Charter with the Secretary of State of the State of Delaware to increase the total number of authorized shares of Common Stock by 50,000,000 shares to 100,000,000 shares and to effect a reverse stock split of its Common Stock at a ratio of 1-to-20 (the “Reverse Stock Split”). The Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01 AM Eastern Time on December 18, 2023 (the “Effective Time”). First Wave’s Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol FWBI and will begin trading on a split-adjusted basis when the market opens on Monday, December 18, 2023, under a new CUSIP number, 33749P408.

At the Effective Time, every 20 shares of the Company’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-20 Reverse Stock Split. It is not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to such fraction multiplied by the average of the closing sales prices of Common Stock on The Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 13,499,979 shares to approximately 674,998 shares. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Colonial Stock Transfer, at 801-355-5740.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 12, 2023, the Company held the Special Meeting. The matters voted on at the Special Meeting were: (1) the adoption and approval of the amendment to our Company’s Charter to increase the total number of authorized shares of Common Stock by 50,000,000 shares to 100,000,000 shares (the “Authorized Share Increase Proposal”), (2) the adoption and approval of the Amendment to the Company’s Charter to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the Special Meeting with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”), (3) the ratification of the Company’s entry into a securities purchase agreement on July 18, 2023, with certain purchasers and issuance thereto (the “July 2023 Offering”) of an aggregate of (i) 610,000 shares of Common Stock of the Company, (ii) pre-funded warrants to purchase up to an aggregate of 2,675,000 shares of Common Stock (the “Pre-Funded Warrants”), (iii) common warrants to purchase up to an aggregate of 6,570,000 shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) (the “July 2023 Offering Proposal”), and (4) approval of the adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”).

At the Special Meeting, all of the matters voted on were approved, based upon an aggregate of 13,499,979 shares of Common Stock outstanding as of October 16, 2023, which was the record date for the Special Meeting. The final voting results were as follows:

1. Authorized Share Increase Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
3,191,201	1,793,825	15,707

2. The Reverse Stock Split Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
3,402,578	1,581,860	16,294

3. The July 2023 Offering Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
1,103,896	601,958	125,522

4. The Adjournment Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
3,833,578	1,139,463	27,691

Item 7.01	Regulation FD Disclosure.

On December 14, 2023, the Company issued a press release announcing the results of the Special Meeting and the Reverse Stock Split, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

        The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of First Wave BioPharma, Inc., dated December 13, 2023.
99.1	Press Release, dated December 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

December 14, 2023	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer